Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264751 and 333-264746) and Form S-8 (No. 333-270226, 333-262971, 333-253514, 333-237589, and 333-225196) of Kiniksa Pharmaceuticals, Ltd. of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2024